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                                                EXHIBIT 21.1
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                                            STATE OF INCORPORATION       OTHER JURISDICTIONS IN        AMOUNT
COMPANY NAME                                  OR JURISDICTION                 WHICH QUALIFIED           OWNED
Rampart Capital Corporation                           Texas                        Public
Leissner's Inc.                                       Texas                                             100%
Rampart Newport Corporation, L.L.C.                   Texas                                             100%
Rampart Services Corporation, L.L.C.                  Texas                                             100%
Rampart Properties, L.L.C.                            Nevada                        Texas               100%
IGBAF, L.L.C.                                         Texas                                             100%
Newport Fund Corporation L.L.C.                       Oklahoma                      Texas               100%
Rampart Acquisition Corporation, L.L.C.               Texas                                             100%
Rampart Ventures Corporation, L.L.C.                  Texas                                             100%
SourceOne Capital Group, L.L.C.                       Nevada                        Texas               100%
Greater Houston Gulf Partners, G. P., Inc.            Texas                                             100%
Greater Houston Gulf Partners, Ltd.                   Texas                                             100%
2100 Travis Redevelopment, LLC                        Texas                                              50%
Newport Development Joint Venture                     Texas                                              50%
SOC Special Purpose Limited Liability Company I       Nevada                        Texas               100%
Rampart Resolution Group LLC                          Texas                                             100%
HOBA Lake Houston, Ltd.                               Texas                                              50%
West Lake Houston 470, Ltd.                           Texas                                             100%
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